Exhibit 10.1

SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

Principal Amount: Up to $1,500,000.00

Original Issue Date: November 9, 2026

FOR VALUE RECEIVED, Cyabra, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Alpha Capital Anstalt (“Lender”), the principal amount of up to One Million and Five Hundred Thousand Dollars and No Cents ($1,500,000.00), with the advance fee and interest thereon as set forth herein, in accordance with the terms and conditions hereof (this “Note and Security Agreement”).

1. Principal Advances. This Note and Security Agreement will be funded in tranches (each a “Tranche” and collectively the “Tranches”) agreed to between the Maker and Lender. Lender may not unilaterally demand a tranche. The Maker and Lender will maintain a joint record of all Tranches. The Tranches funded to date as set forth on Schedule A. The Parties will execute a drawdown notice in the form annexed hereto on Schedule B and amend Schedule A as additional Tranches are funded.

2. Interest. Prior to an Event of Default (as defined below) interest shall accrue at the annual rate of ten percent (10%) per annum. From and after the occurrence and during the continuance of any Event of Default, the Interest shall be increased to the lower of (i) 18% per annum or (ii) the highest amount permitted by applicable law (such interest upon an Event of Default shall be referred to as “Interest” or “Default Interest”).

3. Repayment. The outstanding principal amount hereof, together with all interest shall be due on January 15, 2027, (the “Maturity Date”); provided, however, that the Lender shall have the right to unilaterally extend the Maturity Date in three months increments until December 31, 2028. All payments on this Note and Security Agreement shall be made by wire transfer of immediately available funds to such accounts as Lender may from time to time designated by written notice in accordance with the provisions of this Note and Security Agreement. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day.

4. Application of Payments. All payments received by Lender from Maker hereunder shall be applied in the following priority: first, to the payment of expenses owed to Lender pursuant to Section 17 of this Note and Security Agreement; second, to the payment of the interest owed hereunder, and third, to the payment of the principal amount due hereunder.

5. Security Interest and Collateral.

a. To secure payment of all Obligations due Lender and performance of all of Maker’s Obligations, Maker does hereby pledge, collaterally assign and transfer and deliver to Lender, and Maker does hereby grant to Lender, a continuing and unconditional security interest in and to any and all of the following (collectively, the “Collateral”):

(i) All Accounts;

(ii) All Inventory;

(iii) All prepaid deposits made by Maker with the manufacturers of its products, and all Inventory produced by such manufacturers;

(iv) All substitutes or replacements for any of the foregoing;

(v) All cash or non-cash proceeds from products, income, benefits, rents, receivables, and profits for or on account of any of the foregoing (including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage); and

(vi) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer software necessary to process such memory (“Books and Records”).

(vii) all of the Maker’s right, title, and interest in and to the patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereinafter acquired, including without limitation the patents and patent applications set forth in Schedule C hereto, and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto (the “Patents”);

(viii) all of the Maker’s right, title, and interest in and to: (i) trademarks, service marks, collective membership marks, registrations, and applications for registration for each, and the respective goodwill associated with each; (ii) licenses, fees or royalties with respect to each; (iii) the right to sue for past, present and future infringement, dilution and damages therefor; and (iv) licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the Maker’s trademark registrations and applications set forth in Schedule D, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(ix) all of the Maker’s right, title, and interest in and to copyright registrations, applications and exclusive copyright licenses set forth in Schedule E, and all extensions and renewals thereof (the “Copyrights”);

(x) the equity ownership of all Maker’s subsidiaries including the entries identified on Schedule F;

(xi) all rights of any kind whatsoever of Maker accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(xii) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(xiii) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

b. Maker agrees with regard to the Collateral: (i) that Lender is authorized to file financing statements and filing with any other governmental authority to perfect and record Lender’s security interest in the Collateral; (ii) that Lender is authorized to notify any buyers of the Collateral of Lender’s interest in the Collateral; (iii)  not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any Collateral or any interest in the Collateral other than in the ordinary course of business; (iv) to permit Lender to inspect the Collateral at any time during regular business hours and upon reasonable prior notice; (v)  to receive and use reasonable diligence to collect the Collateral consisting of Accounts and other rights to payment and proceeds and to furnish Lender upon request a collection report in form satisfactory to Lender; (vi)  to give only normal allowances and credits and to advise Lender thereof immediately in writing if they affect any rights to payment or proceeds in any material respect; (vii) from time to time, when requested by Lender, to prepare and deliver a schedule of all the Collateral subject to this Agreement; and (viii)  to provide any service and do any other acts which may be necessary to maintain, preserve and protect all the Collateral and, as appropriate and applicable, to keep all the Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all the Collateral free and clear of all defenses, rights of offset and counterclaims.

c. Maker appoints Lender its attorney in fact to perform any of the following rights, which are coupled with an interest, are irrevocable until payment in full of the Obligations and may be exercised from time to time by Lender after the occurrence and during the continuance of an Event of Default: (i) to perform any obligation of Maker hereunder in Maker's name or otherwise; (ii) to release persons liable on the Collateral and to give receipts and acquittances and compromise disputes; (iii) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like documents to perfect, preserve or release Lender’s interest in the Collateral; (iv) to take cash, instruments for the payment of money and other property to which Lender is entitled; (v) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (vi) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (vii) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender toward repayment of the Obligations or, where appropriate, replacement of the Collateral; and (viii) to do all acts and things and execute all documents in the name of Maker or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder with respect to the Collateral.

d. Security Interest Absolute. Maker hereby waives demand, notice, protest, notice of acceptance of this Note and Security Agreement and the security interests granted herein, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon, and all other demands and notices of any description. All rights of the Lender and liens and security interests hereunder, and all of the obligations of the Maker in this Note and Security Agreement and hereunder, shall be absolute and unconditional irrespective of:

(i) any illegality or lack of validity or enforceability of any Obligation or any related agreement or instrument;

(ii) any change in the time, place or manner of payment of, or in any other term of, the Maker’s obligations under this Note and Security Agreement, or any rescission, waiver, amendment or other modification of this Note and Security Agreement;

(iii) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Maker’s obligations under this Note and Security Agreement;

(iv) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the obligations under this Note and Security Agreement;

(v) any default, failure or delay, willful or otherwise, in the performance of the obligations under this Note and Security Agreement;

(vi) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Maker against the Secured Party; or

(vii) any other circumstance (including, without limitation, any statute of limitations) or manner of administering this Note and Security Agreement or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Maker or otherwise operate as a defense available to, or a legal or equitable discharge of, the Maker.

(e) Priority. Except as set forth on Schedule G, the security interest granted hereunder shall be a first priority above all other security interests and interests in the Maker’s assets. Additionally, the assets identified on Schedule G that the Israeli Innovation Authority (“IAA”) has a security interest in (the “IAA Assets”), shall be not secured by this Agreement until the Maker obtains IAA’s consent for such security interest. The Maker shall seek such consent from IAA no later November 10, 2026.

6. Representations and Warranties.

a. Maker hereby represents and warrants to Lender as of the date hereof as follows:

(i) Maker is the sole owner of the Collateral and has good and marketable title to the Collateral, free and clear of all liens, mortgages, pledges, security interests, claims, encumbrances, charges, or restrictions of any kind;

(ii) Maker is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware and subsidiary is an entity duly formed, validly existing and in good standing under the laws of the state of its formation;

(iii) Maker has the power and authority, and the legal right, to execute and deliver this Note and Security Agreement and to perform its obligations hereunder and thereunder;

(iv) the execution and delivery of this Note and Security Agreement by Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary action in accordance with all applicable laws;

(v) Maker has duly executed and delivered this Note and Security Agreement; and

(vi) this Note and Security Agreement is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.

b. Lender hereby represents and warrants to Maker as of the date hereof as follows:

(i) Lender duly formed, validly existing and in good standing under the laws of the state of its formation;

(ii) Lender has the power and authority, and the legal right, to execute and deliver this Note and Security Agreement and to perform its obligations hereunder and thereunder;

(iii) Lender is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

(iv) Lender acknowledges that it can bear the economic and financial risk of its investment in this Note and Security Agreement and any shares of Common Stock that may be issued upon conversion hereof for an indefinite period and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

7. Covenants. Until all amounts outstanding under this Note and Security Agreement have been paid in full, Maker shall:

a. (i) preserve, renew and maintain in full force and effect its corporate or organizational existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

b. comply in all material respects with (i) all the terms and provisions of its organizational documents, (ii) its obligations under its contracts and agreements; and (iii) all laws of applicable to it and its business;

c. as soon as possible, and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default;

d. upon the request of Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable to carry out the intent and purposes of this Note and Security Agreement; and

e. not materially alter the nature or focus of its business.

8. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” by Maker under this Note and Security Agreement:

a. any representation or warranty made or deemed made by Maker to Lender herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

b. Maker fails to timely make any payment due hereunder and such failure continues for five (5) business days;

c. Maker fails to observe or perform any other covenant, obligation, condition or agreement contained in this Note and Security Agreement and such failure continues for five (5) business days;

d. Maker asserts that the security interest provided herein is invalid or unenforceable, in whole or in part, or Lender shall cease to have a perfected security interest in any of the Collateral unless that cessation is caused by any action taken by the Lender;

e. Maker or any subsidiary of Maker shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for itself or a substantial portion of its assets;

f. any involuntary petition is filed against Maker or any subsidiary of Maker under any bankruptcy law, rule, regulation, statute or ordinance that is not dismissed within sixty (60) days;

g. Maker shall commence any proceeding under any bankruptcy, insolvency, dissolution, termination or liquidation law or statute of any jurisdiction;

h. Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due, except as disclosed in Maker’s SEC Reports or Disclosure Schedules; or

i. one or more material judgments or decrees shall be entered against Maker and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

From and after the occurrence of an Event of Default, (i) the unpaid principal balance of this Note and Security Agreement shall be immediately due and payable, and (ii) Lender shall be entitled to exercise its rights as a secured creditor with respect to the Collateral under applicable law or in equity. Maker shall pay all reasonable costs and expenses of Lender incurred in the collection of any amounts due hereunder, including reasonable attorneys’ fees and court costs, whether or not litigation is commenced. The rights and remedies of Lender under this Section shall be cumulative and shall be in addition to any other rights and remedies that Lender may have under any other agreement, or at law or in equity.

No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Maker agrees that in the event it fails to perform, observe or discharge any of its Obligations or liabilities hereunder, or under any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9. Waivers.  Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note and Security Agreement, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note and Security Agreement, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO MAKER.

10. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note and Security Agreement, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and Security Agreement, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

11. Notices. All notices, statements, documents or other communications required or contemplated to be delivered hereunder shall be in writing and: (i) delivered personally or sent by first class registered or certified mail or overnight courier service to the applicable address(es) provided below; (ii) sent by facsimile to the applicable number(s) provided below, with confirmation of delivery received by sender; or (iii) sent by electronic mail, to the applicable electronic mail address(es) provided below, so long as no indication of delivery failure is received by sender. All such communications so transmitted shall be deemed to have been given: (x) on the day of delivery, if delivered personally; (y) on the third Business Day following sending, if sent by first class registered or certified mail; or (z) on the Business Day following sending, if sent by overnight courier service, or by facsimile with confirmation of delivery received, or by electronic mail with no indication of delivery failure received. The parties’ contact information is as follows:

If to Lender, to:

Alpha Capital Anstalt

Altenbach 8

9490 Furstentums

Vaduz, Lichtenstein

Email: info@alphacapital.li

With a copy, by email only, to:

Grushko & Mittman, P.C.

1800 Rockaway Ave. Ste. 206

Hewlett NY 11557

Attn: Eliezer Drew, Esq.

Email: eli@grushkomittman.com

If to Maker, to:

Cyabra, Inc.

13 Gershon Shatz

Tel Aviv Israel

Attn; Yael Sandler, CFO

E-Mail: yael@cyabra.com

With a copy, by email only, to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attn: Oded Har-Even, Esq.

Email: ohareven@sullivanlaw.com

12. Governing Law and Jurisdiction. This Note and Security Agreement is governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles. Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note and Security Agreement may be brought by Lender in a state or federal court located in the State of Delaware, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this paragraph shall affect the right of Lender to (i) commence legal proceedings or otherwise sue Maker in any other court having jurisdiction over Maker, or (ii) serve process upon Maker in any manner authorized by the laws of any such jurisdiction. Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note and Security Agreement in any court referred to in this paragraph and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE AND SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

13. Severability; Usury Laws. If any provision of this Note and Security Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Any invalid, illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Note and Security Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. This Note and Security Agreement is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance at a rate which could subject Maker or Lender to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note and Security Agreement, Maker is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note and Security Agreement shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.

14. Loss, Theft, Destruction or Mutilation of Note and Security Agreement. Upon receipt of notice to Maker of the loss, theft, destruction or mutilation of this Note and Security Agreement, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from Lender to Maker, Maker shall issue a new Note and Security Agreement to Lender with identical terms as this Note and Security Agreement in replacement of this Note and Security Agreement.

15. Extension of Time. No extension of time for payment of any amounts due under this Note and Security Agreement nor any waiver of any provision of this Note and Security Agreement shall release, modify or otherwise affect Maker’s liability for the payments due under this Note and Security Agreement.

16. Further Assurances. Promptly upon the request of Lender, Maker shall do, execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, mortgages, assignments, financing statements and continuations thereof, certificates, assurances and other instruments as Lender, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Note and Security Agreement, (B) create, perfect and maintain the validity, effectiveness and priority of the security interest in the Collateral, and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Lender, the rights granted or now or hereafter intended to be granted to Lender under this Note and Security Agreement or under any other instruments executed in connection with this Note and Security Agreement.

17. Reasonable Expenses. Maker shall reimburse Lender $5,000 for its fees incurred by Lender in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and Security Agreement and the enforcement of Lender’s rights hereunder. Additionally, Maker shall reimburse Lender for its out-of-pocket expenses in filing all financing statement and other recording fees incurred pursuant to Section 5(b) above.

18. Entire Agreement. This Note and Security Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein. All prior agreements, understanding and arrangements among the parties with respect to the subject matter hereof are hereby superseded by this Note and Security Agreement and of no further force or effect.

19. No Strict Construction. This Note and Security Agreement has been reviewed by the parties and is being entered into among competent persons, who are experienced in business. In the event an ambiguity or question of intent or interpretation arises, this Note and Security Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note and Security Agreement.

20. Assignment. This Note and Security Agreement and the rights and obligations hereunder may not be assigned or delegated, in whole or in part, by Maker except with the prior written consent of Lender. Lender shall have the absolute right to assign this Note and the security interest granted hereunder, in whole or in part, to any third party. Subject to the foregoing, this Note and Security Agreement shall inure to the benefit of and be binding upon the heirs, successors and permitted assigns of Maker and Lender. This Note and Security Agreement is for the sole benefit of the parties and their heirs, successors and permitted assigns.

21. No Third-Party Beneficiaries. Except as provided in Section 22, this Note and Security Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note and Security Agreement.

22. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Lender.

23. Counterparts; Facsimile Signatures. This Note and Security Agreement may be executed in multiple counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

24. Indemnification. Maker agrees to defend (with counsel satisfactory to Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note and Security Agreement, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and Security Agreement; provided, however, that Maker shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and non-appealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Maker shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Maker, shall be added to the Obligations of Maker and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

25. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

26. Certain Other Definitions. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein. In addition, for purposes of this Note and Security Agreement, the following capitalized words and phrases shall have the meanings set forth below:

“Account(s)” means all of Maker’s now existing or hereafter arising or acquired accounts, accounts receivable, and any other rights to payment, however created including, without limitation, any right to payment for goods sold or leased, or for services rendered, whether arising out of the sale of Inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, general intangibles and other obligations arising out of or representing a right to payment thereunder, however created.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purpose hereof, the term “control” means the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract or voting of securities or ownership interests.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Fedwire Funds Service, operated by the United States Federal Reserve Banks, is closed or (iii) a day on which banks are authorized or required to close in New York, NY.

“Debt” means, at any time, without duplication, all obligations of Maker: (i) for borrowed money or with respect to deposits or advances of any kind, other than deposits or advances received by Maker for services to be rendered or goods to be sold in the ordinary course of business, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) for the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) under conditional sale or other title retention agreements relating to property purchased by Maker, except those incurred in the ordinary course of business, (v) with respect to interest rate or currency protection agreements, (vi) under a lease that is required to be capitalized for financial reporting purposes in accordance with U.S. generally accepted accounting principles, (vii) for the face amount of all letters of credit and all drafts drawn thereunder; (viii) as an account party in respect of bankers’ acceptances, (ix) relating to the obligations of any other persons that are secured by property or assets of Maker; or (x) relating to any guarantee issued by Maker.

“Inventory” means all goods in which Maker has or acquires any interest that: (a) consist of raw materials, work in process, component parts, or other materials used by or consumed in a business, (b) are leased by Maker as lessor, (c) are held by Maker for sale or lease or to be furnished under a contract of service, and (d) are furnished by Maker under a contract of service. Inventory includes all goods of every kind and description now or at any time hereafter (i) owned by or in the custody or possession, whether actual or constructive, of Maker, (ii) is temporarily or permanently out of Maker’s custody or possession or in transit, (iii) any returns upon any Accounts, (iv) other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing, (v) any documents of title representing any of the foregoing, and (vi) Maker’s books and records relating to any of the foregoing. Inventory includes, but is not limited to, the goods ascribed to the term “inventory” in the UCC.

“Indemnified Party” and “Indemnified Parties” means, respectively, each of Lender and any of its Affiliates, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Lien” means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a capital lease on the balance sheet of Maker prepared in accordance with GAAP.

“Obligations” means shall mean the principal amount of this Note and Security Agreement, all interest accrued thereon, any fees and expenses due the Lender hereunder, and any and all other liabilities and obligations of Maker to Lender arising under this Note and Security Agreement, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint, or joint and several.

“Person” means any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“UCC” means the applicable Uniform Commercial Code in effect from time to time.

{Remainder of Page Intentionally Left Blank; Signature Pages Follows}

IN WITNESS WHEREOF, the undersigned Maker has caused this Secured Promissory Note and Security Agreement to be duly executed and delivered as of the date first set forth above.

MAKER

CYABRA, INC.

By:	/s/ Yael Sandler
Name:	Yael Sandler
Title:	CFO

LENDER

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Its:	Authorized Signatory

The undersigned hereby acknowledge this Secured Promissory Note and Security Agreement and agree to cooperate with Lender’s enforcement its rights hereunder.

Cyabra Strategy Ltd., a company registered in Israel

By:	/s/ Yael Sandler
Name:	Yael Sandler
Title:	CFO

SCHEDULE A

Tranche #	Funding Date	Principal Amount
1	11/09/2026	$650,000.00

SCHEDULE B

DRAWDOWN NOTICE

Funding Date:

PRINCIPAL AMOUNT: $

Tranche No.:

IN WITNESS WHEREOF, the undersigned Maker has caused this Drawdown Notice to Secured Promissory Note and Security Agreement to be duly executed and delivered as of the Funding Date set forth above.

MAKER

CYABRA, INC.

By:
Name:
Title:

Agreed and accepted

LENDER

ALPHA CAPITAL ANSTALT

By:
Name:
Its:	Authorized Signatory

SCHEDULE C

PATENTS

SCHEDULE D

TRADEMARKS

SCHEDULE E

COPYRIGHTS

SCHEDULE F

SUBSIDIARIES

Cyabra Strategy Ltd., a company registered in Israel

SCHEDULE G

EXCEPTIONS

(i) Patents

(ii) Trademarks

(iii) Copyrights

(iv) any other assets that the IIA may have restrictions on.

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